Power of Attorney

Know all men by these presents, that the undersigned hereby constitutes and appoints, Meena Elliott and Bart Deamer, each of them, her true and lawful attorney-in-fact to:

1)

execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or 10% stockholder of Harris Stratex Networks, Inc. (the "Company"), the Application for Edgar Access, Forms 3 and Form 4; and

2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the Application for Edgar Access and timely file such form with the United States Securities and Exchange Commission and any other authority; and

3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his or her discretion.

The undersigned hereby grants such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, other substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such a capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned's Application for Edgar Access is accepted unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS THEREOF, the undersigned has cause this Power of Attorney to be executed this 26th day of January, 2010.

/s/ Marilyn Ann Gigoux

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Marilyn Ann Gigoux